Exhibit 99.1

News Release

Contacts:	ProFrac Holding Corp.
Austin Harbour – Chief Financial Officer
Michael Messina – SVP of Finance
investors@pfholdingscorp.com

ICR, Inc.
PFHoldingsIR@icrinc.com

ProFrac Holding Corp. Reports Second Quarter 2026 Results

WILLOW PARK, TX – August 6, 2026 – ProFrac Holding Corp. (NASDAQ: ACDC) (“ProFrac”, or the “Company”) today announced financial and operational results for its 2026 second quarter ended June 30, 2026.

Second Quarter 2026 Results

•	Total revenue was $498 million compared to first quarter revenue of $450 million

•	Net loss was $75 million compared to net loss of $81 million in the first quarter

•	Adjusted EBITDA¹ was $69 million compared to $54 million in the first quarter; 14% of revenue in the second quarter compared to 12% of revenue in the first quarter

•	Net cash provided by operating activities was $23 million compared to $9 million in the first quarter

•	Capital expenditures totaled $32 million compared to $41 million in the first quarter

•	Free cash flow² was negative $8 million compared to negative $25 million in the first quarter

“Our second quarter results extended the momentum we built during the first quarter, reflecting the continued strength of our operating model and the discipline we've applied throughout this cycle against a market backdrop that was broadly stronger sequentially. Volatility has defined the broader energy landscape in recent months, and if anything, we believe that only reinforces the structural case for domestic energy security as a durable tailwind for our business. At the same time, it's a reminder of why flexibility matters across every facet of our business,” stated Executive Chairman, Matt Wilks.

“We believe we are well positioned for the future, given the tighter market backdrop and growing operator demand for higher-specification equipment after years of attrition in the industry. We're seeing pricing increases layering in for the third quarter in hydraulic fracturing, and we're taking a thoughtful, disciplined approach in the back half of the year and into RFP season, which is commencing very early this year. High-spec fleets are in high demand and the market for that equipment continues to tighten. We believe these factors will drive improvement in our frac calendar in the back half of 2026.”

“We remain committed to our cost optimization program, and our continued investment in differentiated technology strengthens the value we deliver to customers and supports our returns through the cycle. To that end, we continue to execute on our fleet upgrade program to allow us to lean further into the momentum we see building in the industry. We believe the investments we're making today position us well through the balance of the year and beyond,” concluded Mr. Wilks.

Outlook

In Stimulation Services, ProFrac expects third quarter 2026 results to improve on second quarter performance, driven by pricing increases and steady utilization. RFP season conversations are also unfolding earlier than typical demonstrating potential equipment tightness into 2027.

In Proppant Production, ProFrac expects approximately flat results on stable volumes in the third quarter. The Company continues to navigate incremental competitive pricing pressure in the proppant market, particularly in West Texas, while remaining focused on operational improvements and leveraging the potential it sees in stronger markets, including the Haynesville and South Texas.

Business Segment Information

The Stimulation Services segment generated revenues of $430 million in the second quarter, which resulted in $39 million of Adjusted EBITDA and a margin of 9%.

The Proppant Production segment generated revenues of $121 million in the second quarter, which resulted in $6 million of Adjusted EBITDA and a margin of 5%. Approximately 87% of the Proppant Production segment’s second quarter 2026 revenue was intercompany.

The Manufacturing segment generated revenues of $48 million in the second quarter, which resulted in $6 million of Adjusted EBITDA and a margin of 13%. Approximately 82% of the Manufacturing segment’s second quarter 2026 revenue was intercompany.

Flotek Industries, Inc. (“Flotek”) generated revenues of $102 million in the second quarter, which resulted in $19 million of Adjusted EBITDA and a margin of 19%. Approximately 58% of Flotek’s second quarter 2026 revenue was intercompany.

Other Business Activities generated revenues of $3.6 million in the second quarter, which resulted in $0.4 million of Adjusted EBITDA and a margin of 11%.

Capital Expenditures and Capital Allocation

Cash capital expenditures totaled $32 million in the second quarter, down from $41 million reported in first quarter 2026.

For full year 2026, ProFrac maintains its expectation that capital expenditures will be in the range of $155 million to $185 million, which includes Flotek’s current capital expenditure plan. Excluding Flotek, the Company expects capital expenditures to be in a range of $145 million to $175 million for 2026.

Balance Sheet and Liquidity

Total principal debt outstanding as of June 30, 2026 was approximately $1.10 billion; net debt³ outstanding was approximately $1.08 billion.

Total cash and cash equivalents as of June 30, 2026 was approximately $19 million, of which approximately $5 million was related to Flotek and not accessible by the Company.

As of June 30, 2026 the Company had approximately $72 million of liquidity, including approximately $14 million of cash and cash equivalents, excluding Flotek, and $58 million of availability under its asset-based credit facility.

Subsequent to quarter-end, on July 1, 2026, the Company refinanced and replaced its existing $275 million asset-based revolving credit facility with a new $300 million asset-based revolving credit facility that extends its debt maturity profile and provides enhanced borrowing base terms to support additional liquidity and financial flexibility.

As of July 1, 2026, the maximum availability under the new ABL credit facility was limited to our eligible borrowing base of approximately $243 million, with $173 million of borrowings outstanding, resulting in approximately $71 million of remaining availability.

Management and Board Transitions

Effective Friday, August 7, 2026, Ladd Wilks will resign his position of Chief Executive Officer of ProFrac. We are excited to announce that Ladd will continue to serve the Company as a member of the Board of Directors, replacing Mr. Sergei Krylov. Matt Wilks will take on the newly combined role of Chief Executive Officer and Executive Chairman.

“I am honored to transition from my role as the Chief Executive Officer of ProFrac to a member of the Board of Directors. I look forward to continuing as an active leader of the Company in this new capacity. ProFrac isn’t just a company to me, it’s part of our family’s legacy, and I remain committed to supporting its lasting success. I also thank Mr. Krylov for his years of dedication and service to ProFrac and for the thoughtful and diligent stewardship he has brought to ProFrac’s board throughout his tenure,” stated Ladd Wilks.

Footnotes

(1) Adjusted EBITDA is a financial measure not presented in accordance with generally accepted accounting principles (“GAAP”) (a “Non-GAAP Financial Measure”). Please see “Non-GAAP Financial Measures” at the end of this news release.

(2) Free Cash Flow is a Non-GAAP Financial Measure. Please see “Non-GAAP Financial Measures” at the end of this news release.

(3) Net Debt is a Non-GAAP Financial Measure. Please see “Non-GAAP Financial Measures” at the end of this news release.

Conference Call

ProFrac has scheduled a conference call on August 6, 2026, at 11:00 a.m. Eastern / 10:00 a.m. Central. To register for and access the event, please click here. An archive of the webcast will be available shortly after the call’s conclusion on the IR Calendar section of ProFrac’s investor relations website for 90 days.

About ProFrac Holding Corp.

ProFrac Holding Corp. is a technology-focused, vertically integrated, innovation-driven energy services holding company providing hydraulic fracturing, proppant production, other completion services and other complementary products and services including distributed power generation to leading upstream oil and natural gas companies engaged in the exploration and production (“E&P”) of North American unconventional oil and natural gas resources throughout the United States. ProFrac operates in four business segments: Stimulation Services, Proppant Production, Manufacturing, and Flotek. For more information, please visit ProFrac’s website at www.PFHoldingsCorp.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be accompanied by words such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “momentum,” or similar words. Forward-looking statements relate to future events or the Company’s future financial or operating performance. These forward-looking statements include, among other things, statements regarding: the Company’s strategies and plans for growth; the Company’s positioning, resources, capabilities, and expectations for future performance; customer, market and industry demand and expectations; customer contracts, activity, relations, or pricing; fleet deployment levels; the Company’s expectations about price fluctuations, global activity, market reactions and macroeconomic conditions impacting the industry; competitive conditions in the industry; success of the Company’s ongoing strategic initiatives; the Company’s intention to increase the number of fully integrated fleets; the Company’s currently expected guidance regarding its 2026 financial and operational results; the Company’s ability to earn its targeted rates of return; the Company’s ability to achieve or realize benefits from its asset optimization program; pricing of the Company’s services in light of the prevailing market conditions; the Company’s currently expected guidance regarding its planned capital expenditures; statements regarding the Company’s liquidity and debt obligations; the Company’s anticipated timing for operationalizing and amount of contribution from its fleets and its sand mines; the amount of capital that may be available to the Company in future periods; any financial or other information based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; any estimates and forecasts of financial and other performance metrics; and the Company’s outlook and financial and other guidance. Such forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the ability to achieve the anticipated benefits of the Company’s acquisitions, mining operations, and vertical integration strategy, including risks and costs relating to integrating acquired assets and personnel; risks that the Company’s actions intended to achieve its 2026 financial and operational guidance will be insufficient to achieve that guidance, either alone or in combination with external market, industry or other factors; the failure to operationalize or utilize to the extent anticipated the Company’s fleets and sand mines in a timely manner or at all; the Company’s ability to deploy capital in a manner that furthers the Company’s growth strategy, as well as the Company’s general ability to execute its business plans; risks relating to the implementation of the Company’s leadership transition, including the timing of the transition and the Company’s ability to execute its strategy and operational priorities following the transition; the risk that the Company may need more capital than it currently projects or that capital expenditures could increase beyond current expectations; risks regarding the ability to access to additional capital on acceptable terms or at all; industry conditions, including fluctuations in supply, demand and prices for the Company’s products and services and for oil and natural gas; global and regional economic and financial conditions, including as they may be affected by hostilities in the Middle East and in Ukraine, as well as the instability in Venezuela; the effectiveness of the Company’s risk management strategies; and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov.

Forward-looking statements are also subject to the risks and other issues described below under “Non-GAAP Financial Measures,” which could cause actual results to differ materially from current expectations included in the Company’s forward-looking statements included in this press release. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved, in whole or part, or that any of the contemplated results of such forward-looking statements will be realized, including without limitation any expectations about the Company’s operational and financial performance or achievements through and including 2026. There may be additional risks about which the Company is presently unaware or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it expressly disclaims any duty to update these forward-looking statements, except as otherwise required by law.

Non-GAAP Financial Measures

Adjusted EBITDA, Free Cash Flow and Net Debt are non-GAAP financial measures and should not be considered as a substitute for net income (loss), net cash from operating activities, or GAAP measurements of debt, respectively, or any other performance measure derived in accordance with GAAP or as an alternative to net cash provided by operating activities as a measure of our profitability or liquidity. Adjusted EBITDA, Free Cash Flow and Net Debt are supplemental measures utilized by our management and other users of our financial statements such as investors, commercial banks, research analysts and others, to assess our financial performance. We believe Adjusted EBITDA is an important supplemental measure because it allows us to compare our operating performance on a consistent basis across periods by removing the effects of our capital structure (such as varying levels of interest expense), asset base (such as depreciation and amortization) and items outside the control of our management team (such as income tax rates). We believe Free Cash Flow is an important supplemental liquidity measure of the cash that is available (if any), after purchases of property and equipment, for operational expenses, investment in our business, and to make acquisitions, and Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in excess of our capital investments in property and equipment. We believe Net Debt is an important supplemental measure of indebtedness for management and investors because it provides a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents.

We define Adjusted EBITDA as our net income (loss), before (i) interest expense, net, (ii) income taxes, (iii) depreciation, depletion and amortization, (iv) loss or gain on disposal of assets, net, (v) stock-based compensation, and (vi) other charges, such as certain credit losses, gain or loss on extinguishment of debt, unrealized loss or gain on investments, acquisition and integration expenses, litigation expenses and accruals for legal contingencies, acquisition earnout adjustments, severance charges, goodwill impairments, gains on insurance recoveries, transaction costs, third-party supply commitment charges, lease termination costs, and impairments of long-lived assets. We define Free Cash Flow as net cash provided by or (used in) operating activities less investment in property, plant and equipment plus proceeds from sale of assets.

Net income (loss) is the GAAP measure most directly comparable to Adjusted EBITDA. Adjusted EBITDA should not be considered as an alternative to net income (loss). Adjusted EBITDA has important limitations as an analytical tool because it excludes some but not all items that affect the most directly comparable GAAP financial measure. Because Adjusted EBITDA may be defined differently by other companies in our industry, our definition of this non-GAAP financial measure may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Net cash provided by operating activities is the GAAP measure most directly comparable to Free Cash Flow. Free Cash Flow should not be considered as an alternative to net cash provided by operating activities. Free Cash Flow has important limitations as an analytical tool including that Free Cash Flow does not reflect the cash requirements necessary to service our indebtedness and Free Cash Flow is not a reliable measure for actual cash available to the Company at any one time. Because Free Cash Flow may be defined differently by other companies in our industry, our definition of this Non-GAAP Financial Measure may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Net Debt is defined as total debt plus unamortized debt discounts, premiums, and issuance costs less cash and cash equivalents. Total debt is the GAAP measure most directly comparable to Net Debt. Net Debt should not be considered as an alternative to total debt. Net Debt has important limitations as a measure of indebtedness because it does not represent the total amount of indebtedness of the Company.

The presentation of Non-GAAP Financial Measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. The following tables present a reconciliation of the Non-GAAP Financial Measures of Adjusted EBITDA, Free Cash Flow and Net Debt to the most directly comparable GAAP financial measure for the periods indicated.

- Tables to Follow –

ProFrac Holding Corp.
Austin Harbour – Chief Financial Officer
Michael Messina – SVP of Finance
investors@pfholdingscorp.com

ICR, Inc.
PFHoldingsIR@icrinc.com

Source: ProFrac Holding Corp.

ProFrac Holding Corp. (NasdaqGS: ACDC)
Consolidated Balance Sheets

	June 30,	December 31,
(In millions)	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$18.8	$22.9
Accounts receivable, net	334.0	266.8
Accounts receivable — related party, net	5.7	19.9
Inventories	174.8	151.3
Prepaid expenses and other current assets	38.8	22.6
Total current assets	572.1	483.5
Property, plant, and equipment, net	1,350.8	1,464.3
Operating lease right-of-use assets, net	128.2	154.3
Goodwill	290.2	290.2
Intangible assets, net	93.8	111.8
Deferred tax assets	24.4	29.0
Other assets	48.4	40.0
Total assets	$2,507.9	$2,573.1

LIABILITIES, MEZZANINE EQUITY, AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$323.7	$257.1
Accounts payable — related party	50.1	42.2
Accrued expenses	67.4	74.0
Current portion of long-term debt	159.9	144.7
Current portion of long-term debt — related party	5.4	5.0
Current portion of operating lease liabilities	41.4	44.8
Other current liabilities	28.8	28.8
Other current liabilities — related party	0.4	0.8
Total current liabilities	677.1	597.4
Long-term debt	877.7	832.7
Long-term debt — related party	40.5	42.9
Operating lease liabilities	92.6	115.5
Deferred tax liabilities	11.8	11.8
Tax receivable agreement liability	82.0	82.0
Other liabilities	9.1	10.1
Total liabilities	1,790.8	1,692.4

Mezzanine equity:
Series A preferred stock	71.5	68.8

Stockholders' equity:
Class A common stock	1.8	1.8
Additional paid-in capital	1,316.8	1,325.9
Accumulated deficit	(776.1)	(610.2)
Total stockholders' equity attributable to ProFrac Holding Corp.	542.5	717.5
Noncontrolling interests	103.1	94.4
Total stockholders' equity	645.6	811.9
Total liabilities, mezzanine equity, and stockholders' equity	$2,507.9	$2,573.1

ProFrac Holding Corp. (NasdaqGS: ACDC)
Consolidated Statements of Operations

	Three Months Ended				Six Months Ended
	June 30,	March 31,	June 30,	March 31,	June 30,	June 30,
(In millions)	2026	2026	2025	2025	2026	2025
Total revenues	$498.1	$449.6	$501.9	$600.3	$947.7	$1,102.2

Operating costs and expenses:
Cost of revenues, exclusive of depreciation, depletion and amortization	388.1	354.4	374.7	419.4	742.5	794.1
Selling, general, and administrative	43.7	43.6	51.4	53.6	87.3	105.0
Depreciation, depletion and amortization	97.0	97.1	104.7	106.0	194.1	210.7
Acquisition and integration costs	—	—	0.1	0.1	—	0.2
Other operating expense, net	7.2	0.9	29.0	5.2	8.1	34.2
Total operating costs and expenses	536.0	496.0	559.9	584.3	1,032.0	1,144.2

Operating income (loss)	(37.9)	(46.4)	(58.0)	16.0	(84.3)	(42.0)

Other income (expense):
Interest expense, net	(33.2)	(32.8)	(35.1)	(35.9)	(66.0)	(71.0)
Other income (expense), net	—	—	(9.7)	4.8	—	(4.9)
Loss before income taxes	(71.1)	(79.2)	(102.8)	(15.1)	(150.3)	(117.9)
Income tax expense	(3.6)	(1.6)	(4.4)	(0.3)	(5.2)	(4.7)
Net loss	(74.7)	(80.8)	(107.2)	(15.4)	(155.5)	(122.6)
Less: net income attributable to noncontrolling interests	(5.0)	(2.7)	(0.8)	(2.1)	(7.7)	(2.9)
Net loss attributable to ProFrac Holding Corp.	$(79.7)	$(83.5)	$(108.0)	$(17.5)	$(163.2)	$(125.5)
Net loss attributable to Class A common shareholders	$(81.0)	$(84.9)	$(109.3)	$(18.8)	$(165.9)	$(128.1)

ProFrac Holding Corp. (NasdaqGS: ACDC)
Consolidated Statements of Cash Flows

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(In millions)	2026	2026	2025	2026	2025
Cash flows from operating activities:
Net loss	$(74.7)	$(80.8)	$(107.2)	$(155.5)	$(122.6)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion and amortization	97.0	97.1	104.7	194.1	210.7
Amortization of acquired unfavorable contracts	—	—	(1.9)	—	(7.6)
Stock-based compensation	2.5	0.9	0.8	3.4	1.9
Loss (gain) on disposal of assets, net	4.5	(2.0)	5.2	2.5	8.6
Amortization of debt issuance costs	2.8	2.8	3.0	5.6	6.0
Loss on investments, net	—	—	10.5	—	6.8
Provision for credit losses, net of recoveries	—	—	12.8	—	12.8
Deferred tax expense	3.2	1.4	—	4.6	—
Other non-cash items, net	0.2	—	—	0.2	0.2
Changes in operating assets and liabilities	(12.6)	(10.1)	68.8	(22.7)	18.6
Net cash provided by operating activities	22.9	9.3	96.7	32.2	135.4

Cash flows from investing activities:
Investment in property, plant & equipment	(31.7)	(40.7)	(42.8)	(72.4)	(95.3)
Proceeds from sale of assets	0.9	6.2	0.5	7.1	0.7
Other	—	—	(0.2)	—	0.4
Net cash used in investing activities	(30.8)	(34.5)	(42.5)	(65.3)	(94.2)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	25.0	21.6	25.0	21.6
Repayments of long-term debt	(34.7)	(35.3)	(29.4)	(70.0)	(71.9)
Borrowings from revolving credit agreements	427.5	416.5	497.6	844.0	916.7
Repayments of revolving credit agreements	(375.7)	(368.7)	(533.3)	(744.4)	(894.4)
Payment of debt issuance costs	(0.1)	(1.3)	(0.4)	(1.4)	(0.4)
Cash settlement of vested stock awards	—	—	(0.2)	—	(1.2)
Tax withholding related to net share settlement of noncontrolling interest equity awards	—	(0.5)	—	(0.5)	—
Payment of deferred financing costs	(1.2)	—	—	(1.2)	—
Other	(0.5)	0.1	(0.1)	(0.4)	(0.4)
Net cash provided by (used in) financing activities	15.3	35.8	(44.2)	51.1	(30.0)

Net increase in cash, cash equivalents, and restricted cash	7.4	10.6	10.0	18.0	11.2
Cash, cash equivalents, and restricted cash beginning of period	33.5	22.9	16.0	22.9	14.8
Cash, cash equivalents, and restricted cash end of period	$40.9	$33.5	$26.0	$40.9	$26.0

ProFrac Holding Corp. (NasdaqGS: ACDC)
Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three Months Ended				Six Months Ended
	June 30,	March 31,	June 30,	March 31,	June 30,	June 30,
(In millions)	2026	2026	2025	2025	2026	2025
Net loss	$(74.7)	$(80.8)	$(107.2)	$(15.4)	$(155.5)	$(122.6)

Interest expense, net	33.2	32.8	35.1	35.9	66.0	71.0
Depreciation, depletion and amortization	97.0	97.1	104.7	106.0	194.1	210.7
Income tax expense	3.6	1.6	4.4	0.3	5.2	4.7
Loss (gain) on disposal of assets, net	4.5	(2.0)	5.2	3.4	2.5	8.6
Provision for credit losses, net of recoveries	—	—	12.8	—	—	12.8
Stock-based compensation	3.1	2.4	2.0	1.1	5.5	3.1
Field restructuring costs	1.6	—	—	—	1.6	—
Lease termination	—	0.2	0.8	—	0.2	0.8
Transaction costs	0.1	0.3	7.0	0.2	0.4	7.2
Severance charges	—	—	0.4	—	—	0.4
Acquisition and integration costs	—	—	0.1	0.1	—	0.2
Litigation expenses	1.0	2.4	2.8	1.6	3.4	4.4
Loss (gain) on investments, net	—	—	10.5	(3.7)	—	6.8
Adjusted EBITDA	$69.4	$54.0	$78.6	$129.5	$123.4	$208.1

ProFrac Holding Corp. (NasdaqGS: ACDC)
Segment Information

	Three Months Ended				Six Months Ended
	June 30,	March 31,	June 30,	March 31,	June 30,	June 30,
(In millions)	2026	2026	2025	2025	2026	2025
Revenues
Stimulation services	$429.5	$407.0	$432.0	$524.5	$836.5	$956.5
Proppant production	121.3	119.6	77.5	67.3	240.9	144.8
Manufacturing	47.8	48.4	55.8	65.8	96.2	121.6
Flotek	101.8	72.3	59.8	56.8	174.1	116.6
Other	3.6	2.9	5.2	5.4	6.5	10.6
Total segments	704.0	650.2	630.3	719.8	1,354.2	1,350.1
Eliminations	(205.9)	(200.6)	(128.4)	(119.5)	(406.5)	(247.9)
Total revenues	$498.1	$449.6	$501.9	$600.3	$947.7	$1,102.2

Adjusted EBITDA
Stimulation services	$39.3	$32.0	$51.1	$104.6	$71.3	$155.7
Proppant production	6.3	6.5	14.8	18.3	12.8	33.1
Manufacturing	6.1	6.8	7.3	4.0	12.9	11.3
Flotek	19.1	11.3	8.7	8.0	30.4	16.7
Other	0.4	(0.1)	(0.3)	(0.3)	0.3	(0.6)
Total segments	71.2	56.5	81.6	134.6	127.7	216.2
Eliminations	(1.8)	(2.5)	(3.0)	(5.1)	(4.3)	(8.1)
Total adjusted EBITDA	$69.4	$54.0	$78.6	$129.5	$123.4	$208.1

ProFrac Holding Corp. (NasdaqGS: ACDC)
Net Debt

	June 30,	December 31,
(In millions)	2026	2025
Current portion of long-term debt	$159.9	$144.7
Current portion of long-term debt — related party	5.4	5.0
Long-term debt	877.7	832.7
Long-term debt — related party	40.5	42.9
Total debt	1,083.5	1,025.3

Plus: unamortized debt discounts, premiums, and issuance costs	18.9	22.8
Total principal amount of debt	1,102.4	1,048.1

Less: cash and cash equivalents	(18.8)	(22.9)
Net debt	$1,083.6	$1,025.2

ProFrac Holding Corp. (NasdaqGS: ACDC)
Free Cash Flow

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(In millions)	2026	2026	2025	2026	2025
Net cash provided by operating activities	$22.9	$9.3	$96.7	$32.2	$135.4

Investment in property, plant & equipment	(31.7)	(40.7)	(42.8)	(72.4)	(95.3)
Proceeds from sale of assets	0.9	6.2	0.5	7.1	0.7
Free cash flow	$(7.9)	$(25.2)	$54.4	$(33.1)	$40.8